SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securitites Exchange Act of 1934

Date of Report
(Date of earliest event reported):  July 24, 2001

SUN INTERNATIONAL NORTH AMERICA, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-4748	59-0763055
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification number)

1415 E Sunrise Boulevard
Fort Lauderdale, Florida 33304
(Address of principal executive offices and Zip code)

(954) 713-2500
(Registrant's telephone number, including area code)

Total Number of Pages 3

Item 5 - Other Events

Sun International North America, Inc. ("SINA") is a wholly-owned subsidiary of Sun International Hotels Limited ("SIHL", and together with SINA, the "Companies"). On July 24, 2001, SIHL, along with SINA, announced that they had received the requisite consents pursuant to the solicitation of consents from the holders of their 8.625% Senior Subordinated Notes due 2007 and their 9.000% Senior Subordinated Notes due 2007. The Companies, which co-issued the notes, were seeking consents to proposed amendments of certain provisions of the indentures pursuant to which the 8.625% Notes and the 9.000% Notes were issued.

A copy of such press release is filed herewith as an Exhibit and is incorporated herein by reference.

Item 7(c) - Exhibits

The following exhibit is filed as part of this report:

         99.  Press Release, dated July 24, 2001.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date:	July 24, 2001	SUN INTERNATIONAL NORTH AMERICA, INC.
By: /s/John R. Allison
Name: John R. Allison
Title: Executive Vice President-Finance
Chief Financial Officer